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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                            Exhibit 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

YEARS ENDED DECEMBER 31                                                2003           2002           2001
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BASIC EARNINGS PER SHARE:
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Net Income (Loss)............................................  $    546,000   $  1,883,000   $(22,575,000)
                                                               ============   ============   ============

Weighted Average Shares Outstanding..........................     3,793,347      3,849,553      3,856,813
                                                               ============   ============   ============

Basic Earnings (Loss) Per Share..............................       $  .14          $  .49         $(5.85)
                                                                    ======          ======         ======

DILUTED EARNINGS PER SHARE:
---------------------------

Net Income (Loss)............................................  $    546,000   $  1,883,000   $(22,575,000)
                                                               ============   ============   ============

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding........................     3,793,347      3,849,553      3,856,813
  Dilutive shares............................................        88,852            449              -
                                                               ------------   ------------   ------------
                                                                  3,882,199      3,850,002      3,856,813
                                                               ============   ============   ============

Diluted Earnings (Loss) Per Share............................       $  .14          $  .49         $(5.85)
                                                                    ======          ======         ======
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